   STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                          LEVEL 3 COMMUNICATION, INC.

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
                                    Nine Months
                                       Ended
                                     September
                                        30,           Fiscal Year Ended
                                    ------------  ---------------------------
                                    1999   1998   1998   1997 1996 1995  1994
                                    -----  -----  -----  ---- ---- ----  ----
                                     ($ in millions, except for ratios)
Earnings (Loss) from Continuing
 Operations Before Taxes........... $(356) $(100) $ (22) $ 70 $116 $ (4) $(33)
Interest on Debt, Net of
 Capitalized Interest..............   132     86    133    15   33   52    77
Interest Expense Portion of Rental
 Expense...........................    10      5      6   --     1  --      1
                                    -----  -----  -----  ---- ---- ----  ----
Earnings Available for Fixed
 Charges........................... $(214) $  (9) $ 117  $ 85 $150 $ 48  $ 45
                                    =====  =====  =====  ==== ==== ====  ====
Interest on Debt................... $ 197  $  92  $ 147  $ 15 $ 38 $ 72  $ 86
MFS Preferred Dividends............   --     --     --    --   --     8   --
Interest Expense Portion of Rental
 Expense...........................    10      5      6   --     1  --      1
                                    -----  -----  -----  ---- ---- ----  ----
Total Fixed Charges................ $ 207  $  97  $ 153  $ 15 $ 39 $ 80  $ 87
                                    =====  =====  =====  ==== ==== ====  ====
Ratio of Earnings to Fixed
 Charges...........................   --     --     --   5.73 3.87  --    --
                                    =====  =====  =====  ==== ==== ====  ====
Deficiency......................... $(421) $(106) $ (36) $--  $--  $(32) $(42)
                                    =====  =====  =====  ==== ==== ====  ====
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